                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Aquarion Company of our report dated January 30, 1995 appearing on page 40 of Aquarion Company's Annual Report to Shareholders for the year ended December 31, 1994 which is incorporated by reference into Aquarion Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse LLP
Stamford, Connecticut
April 7, 1995